  As filed with the Securities and Exchange Commission on July 17, 1996

                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          APPLIED DIGITAL ACCESS, INC.
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                                     68-0132939
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                 9855 SCRANTON ROAD, SAN DIEGO, CALIFORNIA 92121
               (Address of principal executive offices) (Zip Code)

                      1994 STOCK OPTION/STOCK ISSUANCE PLAN
                        1994 EMPLOYEE STOCK PURCHASE PLAN
                      1996 NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the plans)

                                 Peter P. Savage
                      President and Chief Executive Officer
                          APPLIED DIGITAL ACCESS, INC.
                 9855 SCRANTON ROAD, SAN DIEGO, CALIFORNIA 92121
                     (Name and address of agent for service)
                                 (619) 623-2200
          (Telephone number, including area code, of agent for service)


            This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises or share issuances effected under the 1994 Stock Option/Stock Issuance Plan, the 1994 Employee Stock Purchase Plan and the 1996 Non-Qualified Stock Option Plan.



                         CALCULATION OF REGISTRATION FEE

                                                                   Proposed           Proposed
                Title of                                            Maximum            Maximum
               Securities                       Amount             Offering          Aggregate           Amount of
                 to be                           to be               Price            Offering         Registration
               Registered                     Registered           per Share           Price                Fee
               ----------                     ----------           ---------           -----                ---
Common Stock (under 1994 Stock
Option/Stock Issuance Plan).............  1,000,000 shares(1)       $6.88(2)         $6,880,000         $2,372.41
Common Stock (under 1994
Employee Stock Purchase Plan)...........    100,000 shares(1)       $6.88(2)         $  688,000         $  237.24
Common Stock (under 1996 Non-
Qualified Stock Option Plan)............    400,000 shares(1)       $6.88(2)         $2,752,000         $  948.96

- --------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1994 Stock Option/Stock Issuance Plan, the 1994 Employee Stock Purchase Plan and the 1996 Non-Qualified Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of computing the amount of the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Applied Digital Access, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

         (b) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1996.

         (c) The Form 8-A filed by the Company on March 28, 1994 with the Commission as Registration No. 0-23698 (and all amendments hereto), in which there is described the terms, rights and provisions applicable to the Company's outstanding Common Stock.

         All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 (the "1934 Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities

         Not applicable.


Item 5.  Interests of Named Experts and Counsel

         Not applicable.


Item 6.  Indemnification of Directors and Officers

         (a) Section 317 of the California General Corporation Law provides for the indemnification of officers and directors of the Company against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations.

         (b) Article VI of the Bylaws of the Company provides that the Company shall have power to indemnify any person who is or was an agent of the Company as provided in Section 317 of the California General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or officer in defending a civil or criminal action, suit of proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the Company's request as a director or officer of another corporation) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by the relevant section of the California General Corporation Law.

                                      II-1.

         (c) Article IV of the Company's Articles of Incorporation provides that the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law. Accordingly, a director will not be liable for monetary damages for breach of duty to the Company or its shareholders in any action brought by or in the right of the Company. However, a director remains liable to the extent required by law for
(i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) any act or omission occurring prior to the date when the exculpation provision became effective and (vii) any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The effect of the provisions in the Articles of Incorporation is to eliminate the rights of the Company and its shareholders (through shareholder derivative suits on behalf of the Company) to recover monetary damages against a director for breach of duty as a director, including breaches resulting from negligent behavior in the context of transactions involving a change of control of the Company or otherwise, except in the situations described in clauses (i) through (vii) above. These provisions will not alter the liability of directors under federal securities laws.

         (d) Pursuant to authorization provided under the Articles of Incorporation, the Company has entered into indemnification agreements with each of its directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by California law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Company (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Company or settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Company copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification. The Company's Bylaws contain a provision of similar effect relating to advancement of expenses to a director or officer, subject to an undertaking to repay if it is ultimately determined that indemnification is unavailable.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

  Exhibit
  Number     Exhibit
  -----      -------
   4.1       Amended and Restated Certificate of Incorporation*
   4.2       Amended and Restated Bylaws*
   4.3       Specimen Stock Certificate*
   5         Opinion and Consent of Brobeck, Phleger & Harrison LLP.
  23.1       Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
  23.2       Consent of Independent Accountants, Coopers & Lybrand L.L.P.


                                      II-2.

  24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.
 99.1       1994 Stock Option/Stock Issuance Plan, as amended.
 99.2       Form of Stock Option Agreement.**
 99.3       Form of Stock Issuance Agreement.**
 99.4       1994 Employee Stock Purchase Plan, as amended.
 99.5       Form of Stock Purchase Agreement.**
 99.6       1996 Non-Qualified Stock Option Plan.
 99.7       Form of Stock Option Agreement


     * Filed as an Exhibit to the Company's Registration Statement on Form S-1 (No. 33-75258) effective March 28, 1994 and incorporated herein by reference.

     ** Filed as an Exhibit to the Company's Registration Statement on Form S-8 (No. 33-76962) filed March 28, 1994 and incorporated herein by reference.

Item 9.  Undertakings

     1.  The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into this registration statement.

         (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this registration statement shall be deemed to be a new

                                      II-3.

registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                      II-4.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 17 day of July, 1996.

                                  APPLIED DIGITAL ACCESS, INC.

                                  By /s/ Peter P. Savage
                                    ----------------------------
                                       Peter P. Savage
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Applied Digital Access, Inc., a California corporation, do hereby constitute and appoint Peter P. Savage and James L. Keefe, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                           Title                                   Date
- ---------                                           -----                                   ----

/s/ Peter P. Savage               President and Chief Executive Officer and             July 17, 1996
- ---------------------------
Peter P. Savage                    Director (Principal Executive Officer)

/s/ James L. Keefe              Vice President, Finance and Administration,             July 17, 1996
- ---------------------------
James L. Keefe                Chief Financial Officer (Principal Financial and
                                             Accounting Officer)

/s/ Christopher B. Paisley                        Director                              July 17, 1996
- ---------------------------
Christopher B. Paisley

/s/ Patricia L. Higgins                           Director                              July 17, 1996
- ---------------------------
Patricia L. Higgins

/s/ Edward F. Tuck                                Director                              July 17, 1996
- ---------------------------
Edward F. Tuck

/s/ Geoffrey Y. Yang                              Director                              July 17, 1996
- ---------------------------
Geoffrey Y. Yang


                                      II-5.

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                          APPLIED DIGITAL ACCESS, INC.

                                  EXHIBIT INDEX

Exhibit
Number      Exhibit
- ------      -------
  4.1       Amended and Restated Certificate of Incorporation*
  4.2       Amended and Restated Bylaws*
  4.3       Specimen Stock Certificate*
  5         Opinion and Consent of Brobeck, Phleger & Harrison LLP.
 23.1       Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
 23.2       Consent of Independent Accountants, Coopers & Lybrand L.L.P.
 24         Power of Attorney.  Reference is made to page II-5 of this Registration Statement.
 99.1       1994 Stock Option/Stock Issuance Plan, as amended.
 99.2       Form of Stock Option Agreement.**
 99.3       Form of Stock Issuance Agreement.**
 99.4       1994 Employee Stock Purchase Plan, as amended.
 99.5       Form of Stock Purchase Agreement.**
 99.6       1996 Non-Qualified Stock Option Plan.
 99.7       Form of Stock Option Agreement

 * Filed as an Exhibit to the Company's Registration Statement on Form S-1 (No. 33-75258) effective March 28, 1994 and incorporated herein by reference.

 ** Filed as an Exhibit to the Company's Registration Statement on Form S-8 (No. 33-76962) filed March 28, 1994 and incorporated herein by reference.